UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2015
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 10, 2015, Patricia A. Negrón informed Nu Skin Enterprises, Inc. (the "Company") that she has decided not to stand for reelection to the Company's Board of Directors at the Company's 2015 Annual Meeting of Stockholders. This will enable her to focus on a new consulting partnership after ten years of service on the Company's Board of Directors.

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 9, 2015, the Company's Board of Directors adopted an amendment and restatement of the Company's Second Amended and Restated Bylaws (the "Third Amended and Restated Bylaws"). The Third Amended and Restated Bylaws, which are effective as of February 9, 2015, amend the Company's Second Amended and Restated Bylaws to provide for majority voting for the election of directors in uncontested elections. Previously, the Company's bylaws provided for the election of directors by plurality voting in all circumstances. Section 2.2 of the Third Amended and Restated Bylaws further requires that any director then serving on the Board of Directors who does not receive the required majority shall resign pursuant to an irrevocable resignation previously tendered and effective upon (i) such person failing to receive the required majority vote and (ii) the Board of Directors' acceptance of such resignation. Section 2.2 further provides that, within 90 days after the date of the certification of the election results, the Board of Directors will determine whether to accept or reject the resignation or whether other action should be taken, and the Board of Directors will publicly disclose its decision. Section 1.11 of the Third Amended and Restated Bylaws provides that a stockholder's advance notice of a director nomination must include a statement whether the stockholder's nominee intends to tender, promptly following the nominee's election, such an irrevocable resignation.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibit.

3.1            Third Amended and Restated Bylaws of Nu Skin Enterprises, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  February 12, 2015

EXHIBIT INDEX

Exhibit No.                                        Exhibit Description
3.1                                              Third Amended and Restated Bylaws of Nu Skin Enterprises, Inc.